As filed with the Securities and Exchange Commission on September 24, 2001
                                                         Registration No.333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.20549
                               ___________________

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                         FIRST CHEROKEE BANCSHARES, INC.
             (Exact name of Registrant as specified in its charter)

               Georgia                                           58-1807887
   (State or other jurisdiction of                           (I.R.S.Employer
   incorporation or organization)                            Identification No.)

                    9860 Highway 92, Woodstock, Georgia 30188
              (Address of principal executive offices and zip code)


                   FIRST NATIONAL BANK OF CHEROKEE 401(k) PLAN
                            (Full Title of the Plan)


                               Carl C. Hames, Jr.
                         First Cherokee Bancshares, Inc.
                                 9860 Highway 92
                            Woodstock, Georgia 30188
                                 (770) 517-1201
            (Name, address and telephone number of agent for service)


                                    Copy to:
                            Kathryn L. Knudson, Esq.
                     Powell, Goldstein, Frazer & Murphy LLP
                     191 Peachtree Street, N.E., 16th Floor
                             Atlanta, Georgia 30303
                                 (404) 572-6600



                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------

Title of                                    Proposed Maximum           Proposed Maximum
Securities            Amount                Offering                   Aggregate               Amount of
to be Registered      to be Registered      Price Per Share(1)         Offering Price(2)       Registration Fee
-------------------------------------------------------------------------------------------------------------------
common stock,
$1.00 par value        100,000(1)           $16.46(2)                  $1,646,000(3)           $412
-------------------------------------------------------------------------------------------------------------------


(1) This Registration Statement also covers such indeterminable number of additional shares as may become issuable to prevent dilution in the event of a stock split, stock dividend, reclassification or other similar transaction pursuant to the terms of the Plan.
(2) Estimated price per share is based upon the Registrants book value as of June 30, 2001 in accordance with Rule 457(h)(1) under the Securities
     Act of 1933.
(3) The aggregate offering price is calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended.


                                     PART I

         INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


   The document containing the information specified in Part I of the Instructions to the Registration Statement on Form S-8 will be sent or given to participants in the Plan as required by Rule 428(b)(1) promulgated under the Securities Act of 1933 (the "Securities Act").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

    The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

 (1) Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000, as filed with the Securities and Exchange Commission
    (the "SEC") on March 30, 2001 (File No.000-18488);

 (2) Registrant's Quarterly Report on Form 10-QSB for the quarter ended
     March 31, 2001, as filed with the SEC on May 15, 2001 (File No.000-18488);

 (3) Registrant's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2001, as filed with the SEC on August 13, 2001
    (File No.000-18488); and

 (4) The description of the Registrant's common stock contained in the Registrant's Registration Statement on Form 8-A, as amended, as filed with the SEC on August 8, 1990 (File No.000-18488); and

 (5) All other reports filed by the Registrant with the SEC pursuant to Sections 13(a) or 15(d) of the Exchange Act since December 31, 2000.

    All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.    Description of the Securities.

         Not applicable.

Item 5.    Interests of Named Experts and Counsel.

    Powell, Goldstein, Frazer & Murphy LLP, Atlanta, Georgia, has rendered an opinion regarding the legality of the shares of common stock registered hereby.

Item 6.  Indemnification Provisions.

    Consistent with the applicable provisions of the laws of Georgia, the Registrant's articles of incorporation provide that the Registrant will indemnify directors, officers, employees or agents of the Registrant (collectively, the "insiders") against expenses actually and reasonably incurred if the insider is successful on the merits of a claim or proceeding. When a case or dispute is settled or otherwise not determined on the merits, the indemnification provisions provide that the Registrant will indemnify insiders who meet the applicable standard of conduct. The applicable standard of conduct is met if the insider acted in a manner he or she in good faith believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, if the insider had no reasonable cause to believe his or her conduct was unlawful. The Registrant's board of directors or independent legal counsel, on a case by case basis, will determine whether the insider has met the applicable standard of conduct. The Registrant may make advances to an insider against expenses, if the insider seeking indemnification undertakes to refund the advance, unless it is ultimately determined that he or she is entitled to indemnification.

    In a claim or proceeding by or in the right of the Registrant to procure a judgement in its favor, the Registrant shall not indemnify an insider if he or she is adjudged to be liable for negligence or misconduct in the performance of his or her duties to the Registrant, unless the court in which the action is brought determines that the insider is fairly and reasonably entitled to indemnification. In all other proceedings, termination by judgement, order, settlement, conviction or plea of nolo contendere shall not alone create a presumption that the insider has failed to meet the applicable standard of conduct.

    The Registrant's articles of incorporation also provide that the indemnification rights set forth are not exclusive of any other rights to which an insider may be entitled and shall inure to the benefit of heirs, executors, or administrators of the insider.

    The articles of incorporation specifically provide that the Registrant may purchase and maintain insurance on behalf of any insider against any liability asserted against such person and incurred by him or her in any such capacity, whether or not the Registrant would have had the power to indemnify against such liability.

    In addition, the Registrant's articles of incorporation, subject to certain exceptions, eliminate the potential personal liability of a director for monetary damages to the Registrant and to the shareholders of the Registrant for breach of a duty as a director. There is no elimination of liability, however, for the following:

o a breach of duty involving appropriation of a business opportunity of the Registrant;

o an act or omission not in good faith or involving intentional misconduct or a knowing violation of law;

o a transaction from which the director derives an improper material tangible personal benefit, or

o any payment of a dividend or approval of a stock repurchase that is illegal under the Georgia Business Corporation Code.

    Article 11 does not eliminate or limit the right of the Registrant or its shareholders to seek injunctive or other equitable relief not involving monetary damages.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

(a) The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-B:

         Exhibit
           No.                              Description
           ---                              -----------

            4.1 Articles of Incorporation, as amended (incorporated herein by reference to Exhibit 3.1 in the Registrant's Registration Statement No. 33-25075-A).

            4.2          Bylaws, as amended, through March 29, 1994
                        (incorporated herein by reference to Exhibit 3.2 in the
                         Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1994, as filed with the Securities and Exchange Commission on March 31, 1995
                        (File No. 000-18488).

            5.1 Opinion of Powell, Goldstein, Frazer & Murphy LLP with respect to the securities being registered, including consent.

           23.1          Consent of counsel (included in Exhibit 5.1).

           23.2          Consent of Porter Keadle Moore, LLP, dated
                         September 24, 2001.

           24.1 Power of Attorney (provided on the signature page to this Registration Statement).

(b) In accordance with Item 8(b) of Form S-8, the Registrant hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service in a timely manner and has made or will make all changes required by the Internal Revenue Service in order to qualify the Plan under Section 401 of the Internal Revenue Code, as amended.

Item 9.  Undertakings.

         (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodstock, State of Georgia, on this the 24th day of September, 2001.

                                              FIRST CHEROKEE BANCSHARES, INC.


                                              By: /s/Carl C. Hames, Jr.
                                                 -------------------------
                                                     Carl C. Hames, Jr.
                                                     President


    KNOW TO ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Carl C. Hames, Jr. and Kitty A. Kendrick, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her, in his name, place and stead, in any and all such capacities, to sign any and all amendments (including post-effective amendments and any Registration Statement filed pursuant to Rule 462(b) of the Securities Act) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

          Signature                        Title               Date
          ---------                        -----               ----



       /s/Alan D. Bobo                    Director       September 24, 2001
--------------------------------
        Alan D. Bobo


       /s/Elwin K. Bobo                   Director       September 24, 2001
--------------------------------
        Elwin K. Bobo


       /s/Micheal A. Edwards              Director       September 24, 2001
--------------------------------
        Michael A. Edwards



       /s/Stanley Fitts                   Director       September 24, 2001
--------------------------------
        Stanley Fitts


       /s/Russell L. Flynn                Director       September 24, 2001
--------------------------------
        Russell L. Flynn

                                          President,
                                          Principal
       /s/Carl C. Hames, Jr.              Executive      September 24, 2001
--------------------------------          Officer &
        Carl C. Hames, Jr.                Director


       /s/C. Garry Haygood                Director       September 24, 2001
--------------------------------
        C. Garry Haygood


       /s/Thomas D. Hopkins, Jr.          Director &     September 24, 2001
--------------------------------          Secretary
        Thomas D. Hopkins, Jr.


       /s/Bobby R. Hubbard                Director       September 24, 2001
--------------------------------
        Bobby R. Hubbard

       /s/R. O. Kononen, Jr.              Director       September 24, 2001
---------------------------------
        R. O. Kononen, Jr.


       /s/Dennis W. Lord                  Director       September 24, 2001
---------------------------------
        Dennis W. Lord


       /s/Larry R. Lusk                   Director       September 24, 2001
---------------------------------
        Larry R. Lusk


       /s/Dr. Stuart R. Tasman            Director       September 24, 2001
---------------------------------
        Dr. Stuart R. Tasman
                                          Executive Vice
                                          President, Chief
                                          Financial Officer
       /s/Kitty A. Kendrick               & Principal    September 24, 2001
---------------------------------         Accounting &
        Kitty A. Kendrick                 Financial Officer

                                  EXHIBIT INDEX
                                  -------------

        Exhibit
          No.                           Description
          ---                           -----------
          5.1           Opinion of Powell, Goldstein, Frazer & Murphy LLP
         23.1           Consent of counsel (included in Exhibit 5.1)
         23.2           Consent of Porter Keadle Moore, LLP, dated
                        September 24, 2001

                                                               EXHIBIT 5.1




                               September 11, 2001



First Cherokee Bancshares, Inc.
9860 Highway 92
Woodstock, Georgia 30188

         Re:      Registration Statement on Form S-8
                  First National Bank of Cherokee 401(k) Plan

Ladies and Gentlemen:

  We have served as counsel for First Cherokee Bancshares, Inc., a Georgia corporation (the "Company"), in connection with the registration of 100,000 shares of the Company's common stock, $1.00 par value (the "Shares"), under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-8 (the "Registration Statement"), which Shares are to be issued and sold by the Company pursuant to the First National Bank of Cherokee 401(k) Plan (the "Plan").

  We have examined and are familiar with originals or copies (certified, photostatic or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and the authorization of the issuance of the Shares pursuant to the Plan as we have deemed necessary and advisable. In such examinations, we have assumed the genuineness of all signatures on all originals and copies of documents we have examined, the authenticity of all documents submitted to us as originals and the conformity to original documents of all certified, conformed or photostatic copies. As to questions of fact material and relevant to our opinion, we have relied upon certificates or representations of Company officials and of appropriate governmental officials.

  We express no opinion as to matters under or involving the laws of any jurisdiction other than the corporate law of the State of Georgia.

  Based upon and subject to the foregoing and having regard for such legal considerations as we have deemed relevant, it is our opinion that:

         1. The Shares have been duly authorized; and

         2. Upon the issuance and delivery of the Shares and the receipt of payment therefor as provided in the Plan and as contemplated by the Registration Statement, such Shares will be validly issued, fully paid and non-assessable.

First Cherokee Bancshares, Inc.
Sepember 11, 2001
Page 2


  We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                                     Very truly yours,


                                     /s/  POWELL, GOLDSTEIN, FRAZER & MURPHY LLP
                                     -------------------------------------------

                                                               EXHIBIT 23.2




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





We have issued our report dated January 26, 2001, accompanying the consolidated financial statements incorporated by reference in the Annual Report of First Cherokee Bancshares, Inc. on Form 10-KSB for the year ended December 31, 2000. We hereby consent to the incorporation by reference of said report in the Registration Statement of First Cherokee Bancshares, Inc. on Form S-8.



                                                  /s/ Porter Keadle Moore, LLP
                                                  ---------------------------



Atlanta, Georgia
September 24, 2001